Exhibit 21.1

EVANS & SUTHERLAND COMPUTER CORPORATION
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	State or Other Jurisdiction of Incorporation or Organization	Names Under Which Each Subsidiary Does Business

Spitz, Inc.	Delaware	Spitz, Inc.